Exhibit 99.2
Key Vendor Talking Points
-On February 14, 2022, BDSI entered into a definitive agreement to sell BDSI to Collegium Pharmaceutical
-Collegium is building a leading, diversified specialty pharmaceutical company committed to improving the lives of people suffering from serious medical conditions
-Both BDSI and Collegium’s board of directors unanimously approved the transaction
-The transaction is of course subject to customary closing conditions
-Presently, we expect the transaction to close late in the first quarter of this year
-BDSI does not currently expect any changes to our business or contractual relationship because of the transaction
-We will keep you updated as the transaction progresses

Healthcare Professionals (Responsive Only)

-On February 14, 2022, BDSI entered into a definitive agreement to sell BDSI to Collegium Pharmaceutical
-Collegium is building a leading, diversified specialty pharmaceutical company committed to improving the lives of people suffering from serious medical conditions, and like BDSI, has developed a highly differentiated and valuable portfolio of drugs
-Both BDSI and Collegium’s board of directors unanimously approved the transaction
-The transaction is of course subject to customary closing conditions
-Presently, we expect the transaction to close late in the first quarter of this year
-Rest assured that the transaction will not have any adverse impact upon you or your patients
-BDSI will continue to manufacture and supply BELBUCA, Symproic and ELYXYB to meet you and your patients’ needs

Key General Public Inquiry Talking Points (Responsive Only)
-On February 14, 2022, BDSI entered into a definitive agreement to sell BDSI to Collegium Pharmaceutical
-Collegium is building a leading, diversified specialty pharmaceutical company committed to improving the lives of people suffering from serious medical conditions
-The transaction is of course subject to customary closing conditions
-Presently, we expect the transaction to close late in the first quarter of this year
-BDSI does not currently expect any changes to our business operations because of the transaction announcement

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
The tender offer (the “Offer”) described in this press release has not yet commenced, and this release is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of BDSI or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Collegium and its acquisition subsidiary, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by BDSI. The Offer to purchase the outstanding shares of the common stock of BDSI will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the Offer, which will be named in the tender offer statement. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by BDSI under the “Investors” section of BDSI’s website at www.bdsi.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Any statements made in this communication that are not statements of historical fact, including statements about BDSI’s beliefs and expectations and statements about the Offer and Collegium’s proposed acquisition of BDSI, including the timing of and closing conditions to the acquisition, and the potential effects of the pending acquisition on BDSI are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations and should be evaluated as such. These statements may be identified by their use of forward-looking terminology such as the words “intend,” “believe,” “expect,” “anticipate,” “should,” “planned,” “projected,” “estimated,” and “potential,” among others. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: the possibility that various closing conditions set forth in the Merger Agreement may not be satisfied or waived, including uncertainties as to the percentage of BDSI’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the effect of the announcement of the proposed acquisition on the ability of BDSI to retain and hire key personnel and maintain relationships with customers, strategic partners, suppliers, regulatory authorities and others with whom BDSI does business, or on BDSI’s operating results and business generally; the risk that BDSI and Collegium may be unable to obtain governmental and regulatory approvals required for the Transactions, or that required governmental and regulatory approvals may delay the Transactions or cause the parties to abandon the proposed Transactions; the impact of legislative, regulatory, competitive and technological changes; the risk that any stockholder litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability; and other risks and uncertainties discussed in filings that BDSI makes with the SEC, including the “Risk Factors” section of BDSI’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC and subsequent Quarterly Reports on Form 10-Q, as well as the tender offer documents to be filed by Collegium, Purchaser and BDSI.
The forward-looking statements contained in this communication are made as of the date hereof, and BDSI undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.